Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-13405 and File No. 333-81023) of Ambassadors International, Inc. of our report dated February 7, 2002, except as to Note 3, which is as of February 28, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
March 10, 2004

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